UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PEGASYSTEMS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

We cordially invite you to attend our 2009 Annual Meeting of Stockholders on Friday, June 5, 2009 at One Main Street, Cambridge, Massachusetts. The Annual Meeting will commence at 9:30 a.m., local time.

The following Notice of Annual Meeting of Stockholders and proxy statement describe the items to be considered by our stockholders and contain certain information about Pegasystems and our officers and Directors.

Please vote your shares by submitting your proxy in the manner described herein so that your shares can be voted at the Annual Meeting in accordance with your instructions. Even if you plan to attend the Annual Meeting, we urge you to vote your shares prior to the meeting. You can revoke your proxy at any time before the Annual Meeting, or vote your shares personally if you attend the Annual Meeting.

We look forward to seeing you on June 5, 2009.

Sincerely,

Alan Trefler

Chairman and Chief Executive Officer

April 17, 2009

PEGASYSTEMS INC.

101 Main Street

Cambridge, MA 02142

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 5, 2009

To our Stockholders:

The 2009 Annual Meeting of Stockholders of Pegasystems Inc. will be held at One Main Street, Cambridge, Massachusetts, on Friday, June 5, 2009 at 9:30 a.m., local time. At the meeting, stockholders will consider and vote on the following matters:

1.	To elect the seven members of the Board of Directors named in our proxy statement for a one-year term.

2.	To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009.

The stockholders will also act on any other business as may properly come before the meeting.

Stockholders of record at the close of business on April 2, 2009 are entitled to vote at the meeting.

We are pleased to comply with new Securities and Exchange Commission rule changes directing companies to distribute their proxy materials over the Internet, as we did last year on a voluntary basis. This new process is often informally referred to as “e-proxy.” As a result, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of this notice, our proxy statement, our proxy card and our 2008 Annual Report on Form 10-K. The Notice contains instructions about how to access these materials via the Internet and how to request paper copies of these materials if you prefer.

You are cordially invited to attend the meeting in person if possible. Whether you plan to attend the meeting or not, please vote your shares by submitting your proxy via the Internet or by completing, signing, dating and returning a proxy card in the manner described in the proxy statement. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the proxy statement.

By Order of the Board of Directors,

Shawn Hoyt

General Counsel and Secretary

Cambridge, Massachusetts

April 17, 2009

2009 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PEGASYSTEMS INC.

101 Main Street

Cambridge, MA 02142

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on June 5, 2009

This proxy statement contains information about the 2009 Annual Meeting of Stockholders of Pegasystems Inc. (the “Annual Meeting”). The Annual Meeting will be held on Friday, June 5, 2009, beginning at 9:30 a.m., local time, at One Main Street, Cambridge, Massachusetts. Unless the context otherwise requires, references in this proxy statement to “the Company,” “we,” “us” or “our” refer to Pegasystems Inc.

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in favor of Proposals 1 and 2 set forth in the notice of the Annual Meeting. A stockholder may revoke any proxy at any time before it is exercised by giving our Secretary written notice to that effect.

Pursuant to Rule 14a-16, our Annual Report on Form 10-K for the year ended December 31, 2008 is being made available to stockholders along with these proxy materials on or about April 17, 2009 at the following URL: www.edocumentview.com/pega. The Annual Report does not constitute any part of this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	To elect the seven members of the Board of Directors named in this proxy statement for a one-year term.

Please see the discussion under the topic “Election of Directors” in this proxy statement for further information regarding Proposal 1 that our stockholders should consider in determining their vote.

2.	To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009.

Please see the discussion on under the topic “Ratification of the Selection Independent Registered Public Accounting Firm” in this proxy statement for further information regarding Proposal 2 that our stockholders should consider in determining their vote.

The stockholders will also act on any other business that may properly come before the Annual Meeting.

Who can vote?

To be able to vote, you must have been a stockholder of record at the close of business on April 2, 2009. This date is the record date for the Annual Meeting. The number of outstanding shares of our common stock entitled to vote at the Annual Meeting is 35,832,399.

How many votes do I have?

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is before the stockholders at the Annual Meeting.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to vote. Take a moment to read the instructions below.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

We are pleased to comply with new Securities and Exchange Commission, or SEC, rules that direct companies to distribute their proxy materials over the Internet, as we did last year on a voluntary basis. As a result, we have sent our stockholders and beneficial owners a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of this proxy statement, our proxy card and our 2008 Annual Report on Form 10-K. Detailed instructions on how to access these materials via the Internet may be found in the Notice.

How can I vote?

If you hold your shares of record, you may vote via the Internet or by mail, or you may vote in person at the Annual Meeting. If your shares are held in “street name” by a bank or brokerage firm, please see the first sentence of the “Can I vote if my shares are held in ‘street name’” section below for instructions regarding how to vote your shares.

Voting by Internet. You may submit your proxy via the Internet by following the instructions provided in the Notice and on the proxy card.

Voting by mail. You may vote by printing, completing, signing and dating the proxy card that accompanies this proxy statement and promptly mailing it in accordance with the instructions provided on the proxy card.

The shares you own will be voted according to the instructions on the proxy you submit via the Internet or by mail, as applicable. If you return the proxy but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends that you vote FOR Proposals 1 and 2.

Voting in person. If you attend the Annual Meeting, you may vote by delivering your completed proxy in person or you may vote by completing a ballot. Ballots will be available at the Annual Meeting.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice contains instructions on how to vote via the Internet, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

I prefer to read my proxy materials on paper. How do I get paper copies?

The Notice contains instructions on how to request paper copies by phone, email, or via the Internet. You will be sent the materials by first class mail within three business days of your request, at no cost to you. If you receive your proxy materials by mail, you may vote your shares by completing, signing and dating the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. Once you request paper, you will continue to receive the materials in paper form until you instruct us otherwise. Please note, however, that the online proxy materials will also be in a format suitable for printing on your own printer.

Can I change my vote after I have submitted my proxy?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any one of the following things:

•	signing another proxy with a later date;

•	giving our Secretary a written notice before or at the Annual Meeting that you want to revoke your proxy; or

•	voting in person at the Annual Meeting.

Your attendance at the Annual Meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If your shares are held in “street name,” you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Annual Meeting on June 5, 2009. To be able to vote your shares held in “street name” at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

What will happen if I do not give my bank or brokerage firm instructions on how to vote my shares?

If you do not give your bank or broker instructions as to how to vote on the proposals described in this proxy statement, your bank or broker may be entitled to use its discretion in voting your shares in accordance with industry practice.

What constitutes a quorum?

For business to be conducted at the Annual Meeting with respect to a particular matter, a quorum must be present for that particular matter. For each of the proposals described in this proxy statement, a quorum consists of the holders of a majority of the votes entitled to be cast on the matter (including shares as to which a nominee has no voting authority) at the Annual Meeting, or at least 17,916,200 shares of our common stock.

Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. A share once represented for any purpose at the Annual Meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless (1) the stockholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or will be set for that adjourned meeting.

What vote is required for each item?

Election of Directors. With respect to each of the seven nominees for Director, the number of votes cast at the Annual Meeting in favor of such nominee must represent a majority of the votes entitled to be cast in an election of Directors by all issued and outstanding shares of common stock. This means that if any nominee is one of the seven nominees receiving the highest number of votes cast at the Annual Meeting, but the number of votes cast for such nominee does not represent a majority of the votes entitled to be cast in an election of Directors by all issued and outstanding shares, such nominee will not be elected as a Director.

Other Matters. The other matters to be voted on at the Annual Meeting, including the ratification of our independent registered public accounting firm, will be approved if the votes cast at the Annual Meeting in favor of the matter exceed the votes cast opposing the matter.

How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether executed by you directly or on a ballot voted in person at the Annual Meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either (1) abstain from voting on a particular matter, or (2) are “broker non-votes.” Abstentions and “broker non-votes” will not be counted as votes in favor of a proposal and will also not be counted as votes cast or shares voted on such proposal.  Accordingly, abstentions and “broker non-votes” will have no effect on the outcome of voting with respect to Proposal 2 (ratification of independent registered public accounting firm), because this proposal will be approved if the votes cast at the Annual Meeting in favor of the proposal exceed the votes cast opposing the proposal.  Abstentions and “broker non-votes,” however, will have the effect of negative votes with respect to Proposal 1 (election of Directors) because, as described above, each nominee for Director must receive the affirmative vote of the holders of a majority of the votes entitled to be cast in an election of Directors by all issued and outstanding shares of common stock.

Who will count the votes?

The votes will be counted, tabulated and certified by our transfer agent and registrar, Computershare Investor Services, and Shawn Hoyt, our General Counsel and Secretary, will serve as the inspector of elections at the Annual Meeting.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote:

•	FOR the election of the seven members of the Board of Directors named in this proxy statement to hold office for one year; and

•

FOR the ratification of the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

The Board of Directors does not know of any other matters that may come before the Annual Meeting. If any matter properly comes before the Annual Meeting, the persons named in the proxy card will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results in our quarterly report on Form 10-Q for the second quarter of 2009, which we expect to file with the SEC on or before August 10, 2009.

How and when may I submit a stockholder proposal for the 2010 annual meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2010 annual meeting, you need to follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934 and in the Company’s Amended and Restated Bylaws. To be eligible for inclusion, we must receive your stockholder proposal intended for inclusion in the proxy statement for the 2010 Annual Meeting of Stockholders at our principal corporate offices in Cambridge, Massachusetts as set forth below no earlier than February 5, 2010 and no later than March 7, 2010.

If a stockholder wishes to present a proposal before the 2010 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the stockholder must also give written notice to us at the address noted below and follow the procedures outlined in the Company’s Amended and Restated Bylaws. The required notice must be received by us no earlier than February 5, 2010 and no later than March 7, 2010.

Any proposals or notices should be sent to:

Pegasystems Inc.

101 Main Street

Cambridge, MA 02142-1590

Attention: General Counsel and Secretary

Who will bear the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares of our common stock they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

How can I obtain an Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the year ended December 31, 2008 is available on or about April 17, 2009 at the following URL: www.edocumentview.com/pega. If you would like a copy of this document, we will send you one without charge. Please contact:

Pegasystems Inc.

101 Main Street

Cambridge, MA 02142-1590

Attention: General Counsel and Secretary

Telephone: (617) 374-9600

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact Shawn Hoyt, our General Counsel and Secretary, at the address or telephone number listed above.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number:

Shawn Hoyt

General Counsel and Secretary

Pegasystems Inc.

101 Main Street

Cambridge, MA 02142-1590

Telephone: (617) 374-9600

If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, which, except as otherwise noted below, is as of January 31, 2009, with respect to the beneficial ownership of our common stock by:

•	the stockholders we know to beneficially own more than 5% of our outstanding common stock;
•	each Director;
•	each executive officer named in the Summary Compensation Table included below in this proxy statement; and
•	all of our executive officers and Directors as a group.

Unless otherwise indicated, the address of each person listed below is c/o Pegasystems Inc., 101 Main Street, Cambridge, MA 02142.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES OWNED	NUMBER OF OPTIONS EXERCISABLE WITHIN 60 DAYS OF JANUARY 31, 2009	NUMBER OF RESTRICTED STOCK UNITS VESTING WITHIN 60 DAYS OF JANUARY 31, 2009	TOTAL SHARES BENEFICIALLY OWNED (1)	PERCENTAGE OF SHARES BENEFICIALLY OWNED (2)
5% Stockholders

Alan Trefler (3)	20,208,269	—	—	20,208,269	56.64%

Directors and Nominees

Alan Trefler	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above
Craig Conway (4)	724	—	—	724	*
Peter Gyenes (5)	1,213	—	—	1,213	*
Richard H. Jones	480,264	550,000	—	1,030,264	2.84%
Steven F. Kaplan	17,110	75,000	—	92,110	*
James P. O’Halloran	15,500	178,524	—	194,024	*
William W. Wyman	17,110	95,000	—	112,110	*

Named Executive Officers

Alan Trefler	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above	See “5% Stockholders” Above
Craig Dynes	1,091	54,000	400	55,491	*
Edward Hughes	—	23,750	—	23,750	*
Douglas Kra	2,091	72,000	400	74,491	*
Max Mayer	5,113	203,000	400	208,513	*
Michael Pyle	11,439	196,500	400	208,339	*
All executive officers and Directors as a group (6)	20,759,924	1,447,774	1,600	22,209,298	59.82%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investing power, plus any shares that the person has the right to acquire within 60 days, including through the exercise of stock options. To our knowledge, unless otherwise indicated, all of the persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

(2)	The percent ownership for each stockholder on January 31, 2009 is calculated by dividing (a) the total number of shares beneficially owned by the stockholder by (b) 35,678,584 shares (the number of shares of our common stock outstanding on January 31, 2009) plus any shares acquirable (including pursuant to stock options exercisable and RSUs vesting) by the stockholder within 60 days after January 31, 2009, and multiplying the result by 100.

(3)	Includes 35,000 shares of common stock held by the Trefler Foundation, of which Mr. Trefler is a trustee. Mr. Trefler has voting and dispositive power over such shares, but has no pecuniary interest with respect to such shares. Mr. Trefler maintains margin securities accounts at one or more brokerage firms, and the positions held in such accounts, which may from time to time include shares of our common stock, may be used as collateral security for the repayment of any debit balances in those accounts, if any. As of January 31, 2009, Mr. Trefler held 1,565,789 shares of our common stock in these accounts.

(4)	Craig Conway became a director on March 26, 2009. This information is as of that date.

(5)	Peter Gyenes became a director on March 8, 2009. This information is as of that date.

(6)	Includes all persons who were Directors or executive officers of the Company (10 persons) on January 31, 2009, as well as Mr. Hughes, whose employment with us terminated on November 30, Mr. Gyenes, who became a Director on March 8, 2009 and Mr. Conway, who became a Director on March 26, 2009.

ELECTION OF DIRECTORS

(Item 1 of Notice)

There are currently seven members of our Board of Directors, each of whom serves for a one-year term expiring at each annual meeting of stockholders, other than Peter Gyenes who was appointed as a Director on March 8, 2009 for a term ending at the Annual Meeting, and Craig Conway, who was appointed as a Director on March 26, 2009 for a term ending at the Annual Meeting. Alexander d’Arbeloff was a member of our Board of Directors until his death on July 8, 2008. We were deeply saddened by Mr. d’Arbeloff’s death and will miss his dedicated service.

Upon the recommendation of the Nominating Committee of our Board of Directors, the Board has nominated Craig Conway, Peter Gyenes, Richard H. Jones, Steven F. Kaplan, James P. O’Halloran, Alan Trefler and William W. Wyman for election to the Board of Directors. The persons named in the proxy card as proxies will vote to elect each of the nominees, unless you vote against the election of one or more nominees or abstain from voting on the election of one or more nominees, in each case, by marking the proxy card to that effect. If any of the nominees shall become unable or unwilling to serve, the proxies, unless authority has been withheld as to such nominee, may be voted for election of a substitute nominee designated by our Board of Directors, or the Board of Directors may reduce the number of Directors. Proxies may not be voted for more than seven persons.

There are no family relationships among any of our executive officers or Directors.

The Board of Directors recommends that you vote FOR the election of the nominees as Directors, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

The following information is furnished with respect to each of our Directors, which information, except as noted below for Messrs. Conway and Gyenes, is as of January 31, 2009. The information presented includes information each Director has given us about his age, all positions he holds with us, his principal occupation and business experience during at least the past five years, and the names of other publicly-held companies of which he serves as a Director. Information about the number of shares of common stock beneficially owned by each Director, directly and indirectly, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Nominees for Election for a Term of One Year Expiring in 2009

Craig Conway, 54, has been a Director since March 2009. From April 1999 to October 2004, Mr. Conway served as President and Chief Executive Officer of PeopleSoft, Inc., an enterprise application software company. Mr. Conway also served as President and Chief Executive Officer of One Touch Systems from November 1996 to February 1999 and TGV Software from September 1993 to March 1996. Prior to that Mr. Conway held executive management positions at a variety of leading technology companies including Executive Vice President at Oracle Corporation. Mr. Conway also serves as a director of Unisys Corporation, Kazeon Systems, Inc. and Salesforce.com, Inc. Mr. Conway received a B.S. from the State University of New York at Brockport.

Peter Gyenes, 63, has been a Director of Pegasystems since March 2009. Mr. Gyenes has four decades of experience in global technical, sales, marketing, and general management positions within the software and computer systems industries. He is currently the non-executive chairman of Sophos plc, a global security software company. He is an active investor and board member focusing on technology market opportunities. Mr. Gyenes also serves on the board of Lawson Software, a global provider of enterprise software solutions, Netezza Corporation, a provider of data warehouse appliances, VistaPrint Limited, a global e-commerce provider of marketing services to small businesses, as well as a number of privately held technology companies, and is a trustee of the Massachusetts Technology Leadership Council. He served as Chairman and CEO of Ascential

Software, as well as of its predecessor companies VMark Software, Ardent Software and Informix, and led its growth into the data integration market leader, from 1996 until it was acquired by IBM in 2005. Previously, Mr. Gyenes served as President and CEO of Racal InterLan, Inc., and in executive positions at Data General Corporation, Encore Computer Corporation and Prime Computer, Inc. Earlier in his career, he held sales and technical positions at Xerox Data Systems and IBM. He is a graduate of Columbia University where he received both his B.A. in mathematics and his M.B.A. degree. Mr. Gyenes was awarded the 2005 New England Region Ernst & Young Entrepereneur of the Year award in Software.

Richard H. Jones, 57, joined Pegasystems in October 1999, serving as President and Chief Operating Officer until September 2002. Mr. Jones was a part-time employee of Pegasystems from July 2002 to July 2007. He was elected a Director of Pegasystems in November 2000, and became Vice Chairman in September 2002. From 1995 to 1997, he served as a Chief Asset Management Executive and member of the Operating Committee at Barnett Banks, Inc., which at the time was among the nation’s 25 largest banks. He served as Chief Executive Officer of Fleet Investment Services, a brokerage and wealth management organization from 1991 to 1995. His prior experience also includes serving as Executive Vice President with Fidelity Investments, an international provider of financial services and investment resources, and as a principal with the consulting firm of Booz, Allen & Hamilton. Mr. Jones holds an undergraduate degree from Duke University, with majors in both economics and management science. He also holds an M.B.A. degree from the Wharton School of the University of Pennsylvania. Since June 1995, Mr. Jones has served as Chairman of Jones Boys Ventures, a retailer. Mr. Jones is also currently a Trustee of Episcopal High School in Jacksonville, Florida.

Steven F. Kaplan, 52, has been a Director of Pegasystems since August 1999. In December 2000, he was elected a member of our Audit Committee, and in April 2004, he was elected a member of our Nominating Committee. Mr. Kaplan has served as a general partner of Riverside Partners, LLC, a private equity firm, since October 2006. He has been President of Kaplan Advisors LLC, a financial and strategy consulting firm, since January 2004. He was a Managing Director of The Audax Group, a private equity and venture capital firm, from January 2000 until December 2003. From 1998 to 2000, Mr. Kaplan was affiliated with Texas Pacific Group, a private equity firm, and he served as President, Chief Operating Officer and Chief Financial Officer of Favorite Brands International Holding Corp., a confectionery company controlled by Texas Pacific Group. From 1996 to 1997, Mr. Kaplan was Executive Vice President and Chief Financial Officer of the Coleman Company, an international manufacturer of camping, outdoor recreation and hardware equipment. Mr. Kaplan holds an M.S. in Management, a B.S. in Electrical Engineering and Computer Science and a B.S. in Management Science from the Massachusetts Institute of Technology.

James P. O’Halloran, 76, has been a Director of Pegasystems since 1999. In November of 2004, he was elected a member of our Audit and Nominating Committees, and in April 2005, he was elected a member of our Compensation Committee. From June 1999 to August 2001, he was the Senior Vice President, Chief Financial Officer, Treasurer, and Secretary of Pegasystems. From 1991 to 1999 he served as President of G & J Associates, Ltd., a financial consulting firm. From 1956 to 1990, he was with the international accounting firm of Arthur Andersen LLP, serving as an audit partner from 1967 to his retirement in 1990. From August 2002 to February 2004, Mr. O’Halloran served as President and Chief Operating Officer of FabTech Industries of Brevard, Inc., a certified supplier of precision components for the aerospace, defense, medical, fuel cell and high tech industries. Since 2004, he has served as a Director of Omtool, Ltd, a software firm focusing on electronic business document exchange systems.

Alan Trefler, 52, a founder of Pegasystems, has served as Chief Executive Officer and Chairman of the Board of Directors since Pegasystems was organized in 1983. Prior to 1983, he managed an electronic funds transfer product for TMI Systems Corporation, a software and services company. Mr. Trefler holds a B.A. degree in economics and computer science from Dartmouth College.

William W. Wyman, 71, has been a Director of Pegasystems since June 2000. In December 2000, he was elected a member of our Audit Committee. In April 2004 he was elected a member of our Nominating Committee, and in June 2006 he was elected a member of our Compensation Committee. In 2001, Mr. Wyman served as the Chief Executive Officer of Predictive Systems, Inc., which was a systems consulting and installation company. In 1984, Mr. Wyman co-founded Oliver Wyman and Company, a management consulting firm serving large financial institutions. He served as Managing Partner until 1995, when he became a counselor to chief executives of several companies, and a director for a number of companies in the technology and financial sectors. Mr. Wyman serves as a Director of Datascope Corp., a public company that manufactures medical devices, Dice Holdings Inc. a company that operates an online job board, Castle Harlan, a private equity firm, Sprout Group, a private equity firm and Allston Holding LLC, a private proprietary trading firm. Prior to 1984, Mr. Wyman was a senior partner at Booz, Allen & Hamilton, where he served as President of the Management Consulting Group and head of the Financial Industries Practice. Mr. Wyman holds a degree in economics with honors from Colgate University and an M.B.A. degree from the Harvard Business School.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Pegasystems is managed for the long-term benefit of its stockholders and are committed to maintaining sound corporate governance principles. During the past year, we continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the existing and proposed rules of the SEC and the listing standards of the NASDAQ Global Select Market (“Nasdaq”). Our corporate governance principles are described on the “Governance” section of our website at www.pega.com.

We have adopted a written Code of Conduct that applies to our Board of Directors and all of our employees, including our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions.

You can access our current committee charters and Code of Conduct in the “Governance” section of our website at www.pega.com or by contacting:

Shawn Hoyt

General Counsel and Secretary

Pegasystems Inc.

101 Main Street

Cambridge, MA 02142-1590

Phone: (617) 374-9600

Determination of Independence

Our Board of Directors has determined that none of Messrs. Conway, Gyenes, Kaplan, O’Halloran or Wyman has a material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and that each of these Directors is “independent” within the meaning of Nasdaq’s director independence standards. Our Board of Directors has further determined that each of the members of our Audit Committee, Compensation Committee and Nominating Committee has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and is “independent” within the meaning of Nasdaq’s director independence standards. There were no other transactions, relationships or arrangements not disclosed in this proxy statement that were relevant to the independence of the persons serving as members of our Board of Directors in 2008.

Director Candidates

Our stockholders may recommend Director candidates for inclusion by the Board of Directors in the slate of nominees which the Board recommends to our stockholders for election. The qualifications of recommended candidates will be reviewed by our Nominating Committee. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a Director by the stockholders, the name will be included in our proxy card for the stockholders meeting at which his or her election is recommended.

Stockholders may recommend individuals for the Nominating Committee to consider as potential Director candidates by submitting their names and background to the “Pegasystems Inc. Nominating Committee” c/o Pegasystems Inc., 101 Main Street, Cambridge, MA 02142-1590, Attention: General Counsel and Secretary. The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Nominating Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying the same criteria, as for new candidates submitted by Board members.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended Director nominees, including candidates recommended by stockholders, the Nominating Committee will apply the criteria appended to the Nominating Committee’s charter. These criteria include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest and the ability to act in the interest of all stockholders. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. We retained a third party executive recruiting firm, Korn/Ferry International, during 2008 to assist in evaluating and identifying Director nominees. During 2008, no Director candidate was recommended to us by any beneficial owner of more than 5% of our common stock.

Communications from Stockholders and Other Interested Parties with the Board

The Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Board of Directors will, with the assistance of our General Counsel and Secretary, (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other Directors as he considers appropriate.

Communications will be forwarded to all Directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Board of Directors considers to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairman of the Board of Directors

c/o Pegasystems Inc.

101 Main Street

Cambridge, MA 02142-1590

Attention: General Counsel and Secretary

Board of Directors Meetings and Committees

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance, rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election each year at our annual meeting, Directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on us. Management keeps the Directors informed of company activity through regular written reports and presentations at Board and committee meetings.

The Board of Directors met nine times in 2008. During 2008, each of our Directors attended at least 75% of the total number of meetings of the Board of Directors and the committees of which such Director was a member. The Board has standing Audit, Compensation and Nominating Committees. Each committee has a charter that has been approved by the Board. Each committee reviews the appropriateness of its charter and performs a self-evaluation periodically. Mr. Trefler is the only Director who is also an employee of Pegasystems. Mr. Jones was an employee of Pegasystems until July 12, 2007. All members of all committees are non-employee Directors.

Executive sessions of non-employee Directors are held periodically each year, generally in conjunction with regularly scheduled meetings of the full Board. Any non-employee Director can request that an additional executive session be scheduled.

It is our policy that Directors should attend annual meetings of stockholders. All of the Directors, other than Mr. d’Arbeloff, attended the 2008 Annual Meeting of Stockholders.

Audit Committee

The current members of the Audit Committee are Messrs. Kaplan (Chairman), O’Halloran and Wyman. Mr. O’Halloran qualifies as an “audit committee financial expert” under SEC rules. Each of Messrs. Kaplan, O’Halloran and Wyman is an “independent director” under applicable SEC and Nasdaq rules governing the qualifications of the members of audit committees. In addition, our Board of Directors has determined that each member of the Audit Committee is financially sophisticated in accordance with applicable Nasdaq standards. None of Messrs. Kaplan, O’Halloran and Wyman serves on the audit committees of more than two other public companies. The Audit Committee met nine times during 2008. The responsibilities of our Audit Committee and its activities during 2008 are described in the Report of the Audit Committee contained below in this proxy statement.

The charter of the Audit Committee is attached to this proxy statement as Appendix A.

Compensation Committee

The current members of the Compensation Committee are Messrs. O’Halloran (Chairman) and Wyman. The Board has determined that each of Messrs. O’Halloran and Wyman is independent as defined under applicable Nasdaq rules. Our Compensation Committee held fifteen meetings during 2008. The Compensation Committee evaluates and sets the compensation of our Chief Executive Officer and approves the salaries and bonuses of our other executive officers. The Compensation Committee also approves the grant of stock options and restricted stock units (“RSUs”), within guidelines established by our Board of Directors, to our officers and employees. The responsibilities of our Compensation Committee and its activities during 2008 are further described in the Compensation Discussion and Analysis and the Report of the Compensation Committee on Executive Compensation, each of which is contained below in this proxy statement.

The charter of the Compensation Committee is attached to this proxy statement as Appendix B.

Nominating Committee

The current members of the Nominating Committee are Messrs. Kaplan, O’Halloran and Wyman. The Board has determined that each of Messrs. Kaplan, O’Halloran and Wyman is independent as defined under applicable Nasdaq rules. The purpose of the Nominating Committee is to identify qualified individuals as needed to become Board members and recommend to the Board the persons to be nominated by the Board for election as Directors at the Annual Meeting of Stockholders. The Nominating Committee is authorized to retain any such advisers or consultants it deems necessary or appropriate to carry out its responsibilities. For information relating to nominations of Directors by our stockholders, see “Director Candidates” above. The Nominating Committee met in March 2009 to consider and recommend to the full Board of Directors the nominees for election as a Director at the Annual Meeting.

The charter of the Nominating Committee is attached to this proxy statement as Appendix C.

Audit Committee’s Pre-Approval Policy and Procedures

Our Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm, for the purpose of maintaining the independence of our independent registered public accounting firm, or by any other audit firm registered with the Public Company Accounting Oversight Board that we may engage from time to time (each, a “PCAOB Registered Firm”). For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be accepted by the Audit Committee. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.

As required, management also submits to the Audit Committee a description of non-audit services that it recommends the independent registered public accounting firm or any other PCAOB Registered Firm be engaged and to provide an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services would not compromise the independence of the auditors and would be permissible under all applicable legal requirements. The Audit Committee must approve both the non-audit services and the budget for each such service before commencement of the work. Management and the independent registered public accounting firm report to the Audit Committee periodically as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by us for those services.

All audit and non-audit services provided by Deloitte & Touche LLP in 2008 and 2007 were pre-approved by the Audit Committee.

DIRECTOR COMPENSATION

Non-employee Directors are paid an annual cash retainer of $55,000, covering the period from each annual meeting of stockholders to the following year’s annual meeting. Additionally, on the date of each annual meeting of stockholders, it has been our policy to grant to each non-employee Director a number of shares of unrestricted common stock equal to $55,000 divided by the fair market value of a share of our common stock on the date of issuance. On March 5, 2009, the number of shares of unrestricted common stock to be granted annually at each annual meeting of stockholders was increased to $70,000 divided by the fair market value of a share of our common stock on the date of issuance.

Additionally, we pay an annual cash retainer (paid in quarterly installments in advance) to Directors serving on the Audit and Compensation Committees: $10,000 to each Audit Committee member and $20,000 to the Audit Committee Chair; and $6,000 to each Compensation Committee member and $8,000 to the Compensation Committee Chair.

In addition to the above, we also offer to reimburse non-employee Directors for expenses incurred in attending Board, committee or other company meetings.

The following table provides compensation information for the one-year period ended on December 31, 2008 for each person who served as a member of our Board of Directors in 2008.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Alan Trefler	—		—	—	—	—	—	—
Alexander V. d’Arbeloff	58,000	(2)	55,010	(3)	—	—	—	113,010
Richard H. Jones	55,000	(4)	55,010	(5)	—	—	—	110,010
Steven F. Kaplan	75,000	(6)	55,010	(7)	—	—	—	130,010
James P. O’Halloran	73,000	(8)	55,010	(9)	—	—	—	128,010
William W. Wyman	71,000	(10)	55,010	(11)	—	—	—	126,010

(1)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with FAS 123(R). Assumptions used in the calculation of this amount are included in Note 14, “Stock-Based Compensation” to the Company’s audited financial statements for the year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2009.
(2)	Consists of Board retainer fees of $55,000 and committee retainer fees of $3,000.
(3)	As of December 31, 2008, Mr. d’Arbeloff’s estate held options to purchase an aggregate of 95,000 shares of our common stock.
(4)	Consists of Board retainer fees of $55,000.
(5)	As of December 31, 2008, Mr. Jones held options to purchase an aggregate of 550,000 shares of our common stock.
(6)	Consists of Board retainer fees of $55,000 and committee retainer fees of $20,000.
(7)	As of December 31, 2008, Mr. Kaplan held options to purchase an aggregate of 75,000 shares of our common stock.
(8)	Consists of Board retainer fees of $55,000 and committee retainer fees of $18,000.
(9)	As of December 31, 2008, Mr. O’Halloran held options to purchase an aggregate of 178,524 shares of our common stock.
(10)	Consists of Board retainer fees of $55,000 and committee retainer fees of $16,000.
(11)	As of December 31, 2008, Mr. Wyman held options to purchase an aggregate of 95,000 shares of our common stock.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section describes the material elements of our compensation programs for our executive officers, including those executive officers identified in the Summary Compensation Table on page 23 of this proxy statement, who are also called named executive officers. This section also provides an overview of our executive compensation philosophy and analyzes how and why the Compensation Committee of our Board of Directors (the “Compensation Committee”) arrives at specific compensation decisions and policies.

Oversight of Compensation Programs

The Compensation Committee. The Compensation Committee oversees all of the compensation programs that we offer to our executive officers. You can find further information regarding the composition, responsibilities and charter of the Compensation Committee under the topic “Board of Directors Meetings and Committees” in this proxy statement and in Appendix B attached hereto.

In 2008, the Compensation Committee’s schedule of meetings, including the agenda items for those meetings, was established by our Vice President of Human Capital, Jeffrey Yanagi, with input from the Chair of the Compensation Committee, James O’Halloran, and our Chief Executive Officer, Alan Trefler, after Mr. Yanagi joined the Company in February 2008. During 2008, the Compensation Committee met fifteen times. At those meetings, the Compensation Committee addressed the following matters, among others: discussion and review of the proxy statement disclosure regarding the compensation paid to the Company’s executive officers; analysis and approval of the actual bonus payments under the 2007 Corporate Incentive Compensation Plan; approval of the 2008 base salaries, target bonuses, and corporate incentive compensation plan for all executive officers; approval of all grants of stock options to employees of the Company, including new hires; and approval of a periodic equity grant of stock options and restricted stock units (“RSU”) for Company employees.

To facilitate the Compensation Committee’s review of each of the elements of the compensation paid to the executive officers, management provided the Compensation Committee with “tally sheets” detailing each executive officer’s total compensation, including the cash value of each element of that total compensation, including salary, bonus, the Company’s 401(k) plan match contribution, Company-paid parking, and Company-paid health, dental and other insurance premiums. These tally sheets also included more detailed information regarding the equity components of executive compensation, including the expense determined in accordance with FASB Statement of Financial Accounting Standards (“FAS”) No. 123R, “Share-Based Payment” (“FAS 123(R)”) for equity awards granted in 2007, and the total value of outstanding “in-the-money” vested and unvested equity awards as of December 31, 2007. The Compensation Committee uses these tally sheets to ensure that the total amount of compensation paid to the executive officers is consistent with the Company’s compensation philosophy, rather than focusing only on the base salaries and bonuses of the executive officers.

Compensation Consultants. In 2008, the Company’s management continued to utilize The Bostonian Group for consulting services regarding both health benefits and its 401(k) defined contribution plan. In September 2008, however, the Company transitioned from The Bostonian Group to Longfellow Benefits, for consulting services regarding health benefits-related matters, and to The Kelliher Group of Morgan Stanley for consulting services related to its 401(k) defined contribution plan. In 2008, The Bostonian Group and Longfellow Benefits assisted with benefit plan design, vendor assessment, cost considerations and plan oversight. In 2008, members of The Bostonian Group, and later, The Kelliher Group, participated in meetings of the Company’s internal 401(k) Committee (which is composed of representatives from the Company’s finance and human resources departments) and provided fund guidance and regulatory updates.

The Compensation Committee may retain the services of advisors, and it has the budgetary authority to hire such advisors as it deems necessary, although it did not do so in 2008. The Compensation Committee does not currently engage its own outside consultant for advice because its members are comfortable with the benchmarking data and other supporting information provided by the Company’s management and believe they are adequately experienced and equipped to address the relevant issues. The Compensation Committee also believes that outside consultants are unnecessary at this time because our executive officers’ compensation is primarily composed of base salary, bonus, stock option and RSU grants, and does not include more complex elements such as deferred compensation plans.

Role of Executives in Establishing Compensation. In 2008, our Vice President of Organizational Development and Talent Management, Carmelina Procaccini, who had previously served as our Vice President of Human Resources, researched appropriate types and levels of compensation for our executive officers and created preliminary recommendations based on that research. Mr. Trefler and our Chief Financial Officer, Craig Dynes, reviewed those preliminary recommendations and provided additional guidance. Ms. Procaccini then presented the final recommendations of management to the Compensation Committee for review and discussion.

In February 2008, Mr. Yanagi was hired to lead the Company’s global human resources efforts, as our Vice President of Human Capital. In this role, Mr. Yanagi assumed responsibility for working with the Compensation Committee to help evaluate and develop the Company’s compensation programs. Mr. Yanagi, along with Mr. Trefler and Shawn Hoyt, our General Counsel and Secretary, generally attended meetings of the Compensation Committee, but did not attend the executive sessions, which are held periodically by the Committee without members of management present.

The Compensation Committee may form and delegate its authority to one or more subcommittees of members of the Compensation Committee as it deems appropriate from time to time under the circumstances (including a subcommittee consisting of a single member of the Compensation Committee). The Compensation Committee does not delegate decisions regarding the compensation of executive officers to management, except that fifty percent (50%) of each executive officer’s annual cash bonus is tied to the attainment of individual goals established by Mr. Trefler, as further described below in this Compensation Discussion and Analysis section.

Additionally, each of our executive officers other than Mr. Trefler will be provided an opportunity for 2009 to receive additional performance-based compensation tied to the attainment of individual goals established by Mr. Trefler, as further described below in this Compensation Discussion and Analysis section. Edward Hughes, our Senior Vice President of Global Sales until the termination of his employment on November 30, 2008, and Douglas Kra, our Vice President of Professional Services, were provided similar opportunities in 2008.

Objectives of Compensation Programs

Compensation Philosophy. The objective of our executive compensation program is to align executive compensation with the achievement of the Company’s strategic and financial goals. The program focuses on long-term indicators of the underlying success of our business, rather than on ancillary indicators such as our stock price or earnings per share that may be influenced by other factors and may not necessarily demonstrate the underlying success of our business. Pegasystems’ compensation philosophy is built upon principles of internal equity with respect to each executive’s role relative to others within the Company, external competitiveness, recognition of performance against short and long-term goals, and the sharing of success. The Company’s compensation program therefore is primarily focused on internal and external benchmarking, and the level of attainment of target goals, most of which are shared goals relating to the Company’s overall performance.

Our compensation program is designed to reward superior performance by our executive officers. In measuring the contribution of the executive officers to the Company, the Committee considers their performance relative to the applicable unit goals such as sales bookings, profit margins, other financial metrics and other specific objectives set by management. While compensation surveys are useful guides for comparative purposes, the Compensation Committee believes that a successful compensation program also requires the application of judgment and subjective determinations of individual and Company performance. Therefore, the Committee applies its judgment when reconciling the program’s objectives with the realities of retaining valued employees.

Benchmarking. In making compensation decisions, management and the Compensation Committee compare each element of total cash compensation against a peer group of publicly-traded and privately-held business-to-business software companies that the Compensation Committee believes compete with the Company for executive talent. In general, the Compensation Committee seeks to provide total cash compensation, consisting of base salary and bonuses (“Total Cash Compensation”), to the Company’s executive officers that is within the 50th to 75th percentile of the Total Cash Compensation paid to the executive officers of the benchmark companies, with the exception of the Chief Executive Officer who is compensated below the 50th percentile due to his status as a significant shareholder of the Company.

We believe that it is helpful to utilize data from a very wide array of comparable companies in order to determine the best pay scales to apply to our executive compensation program. For example, in 2008, Radford included data and breakout information from companies with annual revenue from $50 to $199 million and from $200 million to $500 million, and from software companies with annual revenue under $200 million and between $200 million to $ 1 billion, as well as from companies in the northeastern United States with annual revenue from $200 million to $1 billion and from all northeastern United States companies regardless of annual revenue; Pearl Meyer and Partners provided data and included information from software companies with less than $1 billion a year in annual revenue; and Culpepper provided data and breakout information from companies with annual revenue from $100 million to $250 million and from $250 million to $500 million, and from software companies with annual revenue from $100 million to $250 million and from $250 million to $500 million, as well as from companies in the Boston, Massachusetts and northeastern United States regions regardless of annual revenue. These surveys considered compensation data from several hundred companies. In addition, the companies against which we benchmarked through the use of proxy statements and compensation surveys included: Chordiant, WebMethods, Vitria, and Progress Software. We believe that these companies are appropriate benchmarks because one or more of the following applies: (a) they are of comparable size; (b) they are in a comparable industry; or (c) they are within our geographic market.

The Company’s senior management uses this benchmarking data to establish the recommended levels of compensation for the executive officers in a manner consistent with the Company’s compensation philosophy, and the Compensation Committee uses this data to determine whether those recommended levels of compensation are reasonable and consistent with the goal of providing Total Cash Compensation that is targeted within the 50th to 75th percentile of the Total Cash Compensation paid to the executive officers of the benchmark companies.

In 2008, as in 2007, the actual Total Cash Compensation paid to the Company’s named executive officers fell approximately at or above the 50th percentile of the total cash compensation paid to executive officers at the select peer companies referenced, with the exception of the Company’s Chief Executive Officer who is compensated below the 50th percentile due to his status as a significant shareholder of the Company, as noted above.

Elements of Compensation

Elements of Compensation. Elements of compensation for our executive officers consist of the following: salary; bonus; stock option and RSU awards; health, disability and life insurance; a match by the Company of 401(k) defined contribution plan contributions; and Company-paid parking. Base salaries are set for our executive officers at the regularly scheduled annual February or March meetings of our Compensation Committee. At these meetings, the Committee also approves and adopts the bonus payments based on the prior year’s results, and the target bonus levels for the current year. In considering each element of compensation, our Compensation Committee considers the following factors:

Salary. Cash compensation in the form of base salary is intended to reflect an executive’s knowledge, skills and level of responsibility, as well as the economic and business conditions affecting the Company. In determining the salary of each executive officer, the Compensation Committee reviews compensation for comparable positions in other software companies and in other similarly-sized companies contained in published surveys or gleaned from the public disclosure filings of publicly-traded companies. The Compensation Committee’s general approach in 2008 was that Total Cash Compensation for our executive officers should be targeted within the 50th to 75th percentile of the Total Cash Compensation for similarly situated executives in comparable companies. On average, the base salaries of the executive officers for 2008 and 2009, other than the Chief Executive Officer as discussed below, comprise approximately 65% of their target Total Cash Compensation, with the remainder provided in the bonus portion of such compensation.

Our named executive officers for 2008, as listed in the Summary Compensation Table, other than the Chief Executive Officer, included Craig Dynes, Edward Hughes, Douglas Kra, Max Mayer and Michael Pyle. The base salaries of each of the named executive officers, were raised effective as of January 1, 2008, by the following percentage increases: Mr. Hughes, 4%; Mr. Dynes, 7%; Messrs. Kra, Mayer, and Pyle, 8%, and Mr. Trefler, 22%. In each of these cases, the raises were given to remain competitive with the market and were seen as critical to retention of these executive officers.

Bonuses. Annual cash bonuses are intended to reward executive officers for the achievement of the Company’s operational and strategic goals. The mechanism that we use to determine whether, and to what extent, annual cash bonuses are paid to our executive officers is the Corporate Incentive Compensation Plan for executive officers (the “Incentive Plan”) that is approved by the Compensation Committee each year at its regularly scheduled February or March meeting.

The Incentive Plan for 2008 covered the period from January 1 through December 31 (the “Incentive Period”). The Incentive Plan is designed to establish a pool of funds to be available for making bonus payments to the executive officers if the Company achieves certain performance goals during the Incentive Period. The aggregate 2008 target bonuses for the Company’s named executive officers were $983,750, including Messrs. Hughes’ and Kra’s additional incentive compensation opportunities described below (the “Aggregate Target Bonus Amount”). The target bonuses for the named executive officers, with the exception of our Chief Executive Officer, represent between 40%, in the case of Mr. Hughes, excluding his additional compensation opportunities, and 50%, for the other executive officers, excluding additional compensation opportunity in the case of Mr. Kra, of the base salaries for those executive officers. For our Chief Executive Officer, the target bonus represents 75% of his base salary. For purposes of the Incentive Plan, the performance goals are divided into two categories. The first category is comprised of the corporate financial goals related to revenue, bookings and profitability approved by the Board of Directors in connection with establishing the Company’s annual budget, with license bookings weighted at 45% of total achievement, annual revenue weighted at 15% and profitability weighted at 10%. The second category is comprised of the qualitative strategic goals related to customer success, target market leadership, operational excellence, and development of personnel approved by the Board of Directors as part of the Company’s annual strategic planning, with the strategic goals in the aggregate weighted at 30% of total achievement. Together, these two categories make up a single performance goal under the Incentive Plan (the “Corporate Performance Target”).

The percentage achievement of the Corporate Performance Target (the “Funding Percentage”) determines the extent to which the Incentive Plan is funded. The Incentive Plan will be funded with an amount equal to the Aggregate Target Bonus Amount multiplied by the Funding Percentage, except that if the Funding Percentage is less than 70% then the Incentive Plan will not be funded at all. In 2008, if the Corporate Performance Target had been exceeded, the percentage achievement of the Corporate Performance Target for purposes of funding the Incentive Plan would have been deemed equal to 100% plus two times the percentage amount of such excess. In 2008, the Funding Percentage was 95%. In 2009, if the Corporate Performance Target is exceeded, an enhanced incentive will be determined by the Board in its discretion.

For 2008, each executive officer was entitled to a bonus amount equal to 50% of his target bonus multiplied by the Funding Percentage (the “Corporate Bonus Amount”), plus an additional bonus amount of up to the Corporate Bonus Amount based upon his attainment, as determined by our Chief Executive Officer in his discretion, of the individual goals established by our Chief Executive Officer. These individual goals relate to each executive officer’s performance against the Company’s strategic goals, which are established at the beginning of each year by the Company’s senior management team and which describe the Company’s key operational initiatives related to customer success, target market leadership, operational excellence, and the development of personnel. Mr. Trefler assesses each executive officer’s contribution to the overall operational plan and to the executive officer’s specific functional unit. Mr. Trefler periodically reviews each executive officer’s progress towards achieving his or her individual goals with the other members of the Company’s senior management team and with the Board of Directors. Prior to making a final determination regarding the attainment or non-attainment of each executive officer’s individual goals, Mr. Trefler consults with the Compensation Committee. In 2008, Mr. Trefler determined that each of our executive officers attained his individual goals in the aggregate, with the exception of Mr. Hughes, whose employment terminated prior to year end.

Additionally, in 2008, Mr. Hughes was eligible for additional incentive compensation related to the value of license bookings achieved by the Company: $1,000 for each $1 million in license bookings up to the budget set by our Board of Directors; $4,000 per $1 million for license bookings above the Board budget; and $50,000 upon the achievement of specific individual performance goals established by the Chief Executive Officer. In 2008, Mr. Hughes received $82,264 in additional incentive compensation related to the achievement of license bookings, and $25,750 in additional incentive compensation related to the achievement of individual performance goals. Similarly, in 2008, Mr. Kra was eligible for an additional $20,000 upon the achievement of specific individual performance goals established by the Chief Executive Officer in his discretion. In 2008, Mr. Kra received $16,250 related to the achievement of these individual performance goals.

In 2008, the individual performance goals for Messrs. Hughes and Kra were established quarterly by the Chief Executive Officer and related to the effective teaming of the Company’s Sales and Professional Services organizations in achieving customer enablement and success and the development of alliance relationships with strategic partners. An additional individual performance goal for Mr. Hughes was the consistency of sales quota achievement among our Sales personnel. Our Chief Executive Officer conducted quarterly reviews with Messrs. Hughes and Kra of their performance towards achieving these individual goals. Mr. Hughes’ employment terminated prior to year end.

In 2009, each of our executive officers other than Mr. Trefler will be eligible to receive additional incentives based upon the achievement of specific individual performance goals established by the Chief Executive Officer. Mr. Dynes will be eligible for an additional $15,000 in incentive payments based upon the achievement of objectives relating to the transparency and accuracy of internal business metrics and to the performance of the Information Technology organization. Mr. Kra will be eligible for an additional $15,000 in incentive payments based upon the achievement of objectives relating to the training and certification of Professional Services personnel and to the coordination of Sales and Professional Services activities throughout the sales and implementation cycle. Mr. Mayer will be eligible for an additional $15,000 in incentive payments based upon the achievement of objectives relating to strategic growth and marketing objectives. Mr. Pyle will be eligible for an additional $15,000 in incentive payments based upon objectives relating to the product engineering process and to product usability. The executive officers are eligible for these additional incentive payments in the second and third quarters of 2009, up to $7,500 each quarter, based upon the level of achievement of their respective objectives.

Each of the target bonus levels established for our executive officers represent management’s and the Compensation Committee’s assessment of a very high level of achievement of specific goals. Where target bonus levels relate to financial goals that are also the subject of our published financial guidance, these goals are generally established at levels that represent over-performance in relation to the guidance that we publish at the beginning of each calendar year. In many years, these goals have only been partially achieved.

For example, for 2006, the payout by the Company was 100% of each individual’s target bonus level and was attributable to the record revenues and bookings achieved by the Company in 2006. For 2007, the payout by the Company was 93% of each individual’s target bonus level, as the Company achieved its revenue and strategic goals, but fell short of its license bookings target for the year. For 2008, the payout by the Company was 95% of each individual’s target bonus level, as the Company fell slightly short of its revenue and bookings targets for the year, and did not fully achieve its strategic goals for the year.

The Compensation Committee has approved the 2009 Incentive Plan, which operates in the same manner as the 2008 Incentive Plan, except that the aggregate 2009 target bonus payments for the Company’s executive officers are $805,000, including the additional incentive compensation opportunities for the executive officers other than Mr. Trefler as described above. Further, as noted above, if the Corporate Performance Target is exceeded in 2009, an enhanced incentive will be determined by the Board in its discretion.

Equity Awards. Historically, the Compensation Committee has used stock options as a long-term, non-cash incentive and as a means of aligning the long-term interests of executives and stockholders. Stock options are linked to the future performance of our stock because they do not become valuable to the holder unless the price of our stock increases above the fair market value of our stock on the date of grant. Pursuant to our 2004 Long Term Incentive Plan, fair market value is defined as the closing price of our common stock on the date of grant.

The Compensation Committee also periodically considers the use of other forms of non-cash incentives, such as restricted stock or restricted stock units. During the fourth quarter of 2007, the Company’s Board of Directors approved changes to its equity compensation program, including the granting of RSUs in addition to stock options, for periodic equity compensation grants to executive officers and other employees. RSUs deliver to the recipient a right to receive a specified number of shares of the Company’s common stock upon vesting. Unlike stock options, there is no cost to the executive officer at share issuance. Therefore, RSUs provide value to our executives even if the Company’s stock price remains constant. Additionally, RSUs, while more expensive than options to the Company by approximately a two to one ratio, can be more efficient based upon the benefit to the executive in comparison to the FAS 123(R) cost to the Company. RSU grants do not result in the same amount of dilution upon issuance to the Company’s investor ownership as that caused by stock options, because the same incentive associated with options can be provided to the executive with RSUs, but with fewer shares ultimately issued. The Company values its RSUs at the fair value of our common stock on the grant date, which is the closing price of our common stock on that date, less the present value of expected dividends, as the executive officers or other employees are not entitled to dividends during the requisite service period.

Effective beginning in 2008, the Company’s Board of Directors also approved the election by executive officers and other employees to receive 50% of their target incentive compensation under the Incentive Plan in the form of RSUs instead of cash. For this purpose, RSUs will be valued at their fair value on the grant date. If elected by an executive officer or other employee, the equity amount will be equal in value on the date of grant to 50% of his or her target incentive opportunity, based on the employee’s annual base salary. The number of RSUs granted will be determined by dividing 50% of the employee’s target incentive opportunity by the fair value of a RSU on the grant date. If elected, the equity grant will occur during the open trading period following the public release of the Company’s financial results for the prior year and will vest 100% on the Incentive Plan payout date for all participants. Vesting is conditioned upon threshold funding of the Incentive Plan and continued active employment with the Company. If these conditions are not met, the equity grant cannot be exercised by the executive officer and will expire. The Company will recognize the associated stock-based compensation expense over the requisite service period beginning on the grant date and ending on the vest date. Upon vesting, the Company will withhold shares of common stock in an amount sufficient to cover its minimum statutory tax withholding obligations and will issue shares of its common stock for the remaining amount. The compensation expense incurred by the Company for RSUs is based on the closing market price of the Company’s common stock on the date of grant less the future present value of dividends. In 2008, Messrs. Mayer and Pyle elected to receive 50% of their incentive compensation in RSUs.

Similarly, beginning in December 2007, the Company modified the terms of its new stock option grants, and certain outstanding stock option grants, to permit the exercise of vested stock options on a net settlement basis such that the employee would not tender any cash or shares upon exercise. Rather, the Company would withhold the number of shares having a fair value equal to the option exercise price and its minimum statutory tax withholding obligations from the shares that would otherwise be issued upon exercise.

The Compensation Committee currently believes that stock options and RSUs are the most effective tools to align the long-term interests of executives and stockholders. In the case of stock options, this is because they do not become valuable to the holder unless the price of our stock increases above the fair market value of our stock on the date of grant. In the case of RSUs, a RSU delivers more value than a stock option to the holder if the price of our stock remains constant, but the value to the holder increases as our stock price increases over time. By granting both stock options and RSUs, executives may realize the benefits of each and also achieve a more diversified mix of equity compensation.

Equity Award Granting Practices. Executive officers receive a grant of stock options at the first meeting of the Compensation Committee to occur after the start of their employment during which grants to employees are approved. The Compensation Committee has also historically made periodic grants of stock options to the executive officers, which have typically occurred every 12-24 months. In 2008, as in 2007, a periodic grant of stock options and RSUs was made to the executive officers. Stock options are awarded at an exercise price equal to, or greater than, the market value of our common stock on the date of grant, and typically vest over a four- to five-year period. The number of stock options and RSUs granted to an executive officer is determined by taking into consideration factors such as: (i) the number of equity awards previously granted to the executive; (ii) the executive’s remaining equity awards exercisable and the value of those equity awards; (iii) the prior performance of the executive; (iv) the anticipated value that an executive will add to the Company in the future; and (v) the fair value of the Company’s stock options and RSUs under FAS 123(R). The Company anticipates making periodic grants of stock options and RSUs available every 12 months in the future.

Other Perquisites. In addition to the elements of compensation discussed above, the Company offers the executive officers Company-paid parking at our home office location, and contributions towards health, dental, life, accidental disability and dismemberment, and disability insurance premiums. The Company does not offer deferred compensation of any kind, nor does it offer retirement benefits other than a 401(k) defined contribution plan. The Company typically matches 50% of contributions made by executive officers and other employees to the 401(k) plan, up to a cap of 50% of 6% of the executive officer’s or employee’s base salary.

Compensation of the Chief Executive Officer in 2008. The Compensation Committee believes that the Chief Executive Officer continued to perform at a high level in 2008, and that his performance is not reflected in his salary. The Chief Executive Officer’s comparatively low salary reflects his status as a significant shareholder in the Company, and, as such, his personal wealth is tied directly to sustained increases in the Company’s value. In 2008, the Chief Executive Officer’s salary was increased by 22%. In 2008, Mr. Trefler was eligible for an annual bonus of up to 75% of his base salary based upon a review of the Company’s performance against its financial and strategic goals for the year. In setting the Chief Executive Officer’s bonus for 2008, the Compensation Committee considered the factors described above and ultimately determined that he should be granted a bonus of $195,800, representing 95% of his target bonus, because the Company fell slightly short of its financial and strategic goals for the year, established by our Board of Directors for 2008. Consistent with the Compensation Committee’s past practice, no stock options or RSUs were granted to the Chief Executive Officer because of his already significant holdings of Company stock.

Elements of Post-Termination Compensation. We have entered into employment offer letters with Messrs. Dynes, Kra, and Hughes containing provisions for additional cash compensation upon termination of employment under certain circumstances. Specifically, each of these letters provides for a lump-sum severance payment equal to six months of then-current base salary in the event that such officer’s employment is terminated by the Company without cause.

In addition, for Mr. Dynes, for each additional six months of employment following the first anniversary of his start date as a named executive officer, the amount of severance shall be increased by one month of base salary up to a maximum total of twelve months. Our primary rationale for providing these payments is that we believe that it is standard in our industry to provide a reasonable severance payment to certain high ranking executive officers in the event that they are terminated without cause, and that the absence of such arrangements might jeopardize our chances of hiring and retaining such executives. We limit such post-termination compensation arrangements to situations in which such executive officers are actually terminated, rather than those in which there is a mere change of control. In the event that such a termination without cause occurred to one of these executive officers at the base salary levels in effect on December 31, 2008, Mr. Dynes would receive $182,000 and Mr. Kra would receive $125,000. Additionally, while any acceleration of unvested options generally occurs solely at the discretion of our Board of Directors, the options to purchase 100,000 shares of common stock that Mr. Dynes was granted at the time of his hire, are subject to a minimum acceleration of vesting of six months in the event of a sale of the Company (as defined in the 2004 Long Term Incentive Plan). While these offer letters, which have been previously filed with the SEC, do not specifically define what constitutes a termination “without cause,” the Company believes that the term “cause” as used in these employment offer letters would be construed consistently with Massachusetts case law, which generally defines “cause” in this context to mean that the Company had a reasonable good faith basis for dissatisfaction with the employee, due to lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior, or grounds for discharge reasonably related, in the Company’s good faith judgment, to the needs of the business. There are no other conditions to the payment of the severance amounts other than, in the case of Mr. Dynes, the execution and delivery of a mutually acceptable form of release.

Under the terms of his employment offer letter, Mr. Hughes, whose employment with the Company terminated on November 30, 2008, received nine months of base salary as severance payment at that time in exchange for the execution of a mutually acceptable form of release. Mr. Hughes also received COBRA payments for nine months and outplacement benefits.

Impact of Regulatory Requirements

Our stock option and RSU grant policies are impacted by FAS 123(R), which we adopted on January 1, 2006. As a result of the adoption of this accounting policy, the Company has generally reduced the amount of stock options granted to employees, as has been the case with many companies of similar size in our industry.

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive and its four other most highly compensated executives. Performance-based compensation is excluded from the compensation taken into account for purposes of the limit if certain requirements are met. We currently intend to structure our stock options and RSUs granted to executives in a manner that complies with the performance-based requirements of the statute. The Committee believes that, given the general range of salaries and bonuses for executive officers, the $1 million threshold of Section 162(m) will not be reached by any of our executive officers in the foreseeable future. Accordingly, the Compensation Committee has not considered what its policy regarding compensation not qualifying for federal tax deduction might be at such time, if ever, as that threshold is within range of any executive officer.

EXECUTIVE COMPENSATION

The following table sets forth information required under applicable SEC rules about the compensation for 2008, 2007 and 2006 of (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) our three most highly compensated other executive officers who were serving as officers on December 31, 2008, as well as Mr. Hughes, whose employment terminated on November 30, 2008 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Alan Trefler Chairman and Chief Executive Officer	2008 2007 2006	275,000 225,000 225,000	— — —	— — —	— — —	195,800 209,250 225,000	17,696 17,018 17,770	488,496 451,268 467,770

Craig Dynes Chief Financial Officer and Senior Vice President (5)	2008 2007 2006	273,000 255,000 79,647	— — —	35,429 1,643 —	111,053 135,520 80,965	129,642 118,575 31,859	21,886 20,833 5,845	571,010 531,571 198,316

Douglas Kra Vice President of Global Services	2008 2007 2006	250,000 230,000 210,000	— — —	35,429 1,643 —	66,983 45,596 64,504	118,713 106,950 94,500	21,823 20,734 18,916	492,948 404,923 387,920

Edward Hughes Senior Vice President of Global Sales (6)	2008 2007 2006	239,962 250,000 214,102	— — —	50,784 1,233 —	101,376 129,762 202,755	108,014 171,827 180,737	242,797 19,362 17,956	742,933 572,184 615,550

Max Mayer Senior Vice President of Corporate Development (7)	2008 — —	250,000 — —	— — —	78,767 — —	33,140 — —	64,091 — —	20,534 — —	446,532 — —

Michael Pyle Senior Vice President, Engineering	2008 2007 2006	250,000 230,000 215,000	— — —	82,288 1,643 —	55,680 34,339 48,482	59,342 106,950 96,750	17,669 17,032 17,599	464,979 389,964 377,831

(1)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2008, 2007, and 2006, in accordance with FAS 123(R), of RSU awards, which the Company began granting in 2007. Assumptions used in the calculation of this amount are included in Note 14, “Stock-Based Compensation” to the Company’s audited financial statements for the years ended December 31, 2008, 2007, and 2006, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2009.
(2)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2008, 2007, and 2006, in accordance with FAS 123(R), of stock option awards and therefore may include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of this amount are included in Note 14, “Stock-Based Compensation” to the Company’s audited financial statements for the year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2009.
(3)	Represents annual cash bonuses earned in the year shown and paid in the following year, with the exception of the additional incentives for Messrs. Hughes and Kra which were paid during the year in which they were earned.
(4)	These amounts are comprised of the Company 401(k) match, Company-paid parking, and Company-paid health, dental, and other insurance premiums. In the case of Mr. Hughes for 2008, it also includes severance, vacation payout, and COBRA and outplacement fees.
(5)	Mr. Dynes’ employment with us began on September 7, 2006.
(6)	Mr. Hughes’ employment with us terminated on November 30, 2008.
(7)	Mr. Mayer became a Named Executive Officer on November 24, 2008.

The following table sets forth certain information with respect to the plan-based awards granted during or for the fiscal year ended December 31, 2008 to each of the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)		All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Alan Trefler Chairman and Chief Executive Officer	N/A	0	$206,250	—	—	—	—	—		—		—		—

Craig Dynes Chief Financial Officer and Senior Vice President	N/A 12/11/08	0 —	$136,500 —	— —	— —	— —	— —	— 5,870		— 5,870	$	— 11.88	$	— 94,540

Douglas Kra Vice President of Global Services	N/A 12/11/08	0 —	$145,000 —	— —	— —	— —	— —	— 5,870		— 5,870	$	— 11.88	$	— 94,540

Edward Hughes Senior Vice President of Global Sales	N/A 3/13/08	0 —	$246,000 —	— —	— —	— —	— —	— 5,034		— —		— —	$	— 51,397

Max Mayer Senior Vice President of Corporate Development	N/A 3/13/08 12/11/08	0 — —	$125,000 — —	— — —	— — —	— — —	— — —	— 5,566 5,870	(4)	— — 5,870	$	— — 11.88	$ $	— 56,829 94,540

Michael Pyle Senior Vice President, Engineering	N/A 3/13/08 12/11/08	0 — —	$125,000 — —	— — —	— — —	— — —	— — —	— 6,050 4,700	(4)	— — 4,700	$	— — 11.88	$ $	— 61,771 75,697

(1)	All awards were made pursuant to the Company’s 2004 Long Term Incentive Plan.
(2)	The amounts in the “Grant Date Fair Value of Stock and Option Awards” reflect the FAS 123(R) fair value measured as of grant date for the entire option and RSU (across all vesting periods) for each stock option and RSU award granted in 2008.
(3)	There is no maximum payout amount, as additional incentives can be earned for performance above targets, with no stated limit.
(4)	Represents the named executive officer’s election of 50% of target incentive compensation under the Incentive Plan in the form of RSUs instead of cash.

The following table sets forth certain information with respect to the value of outstanding equity awards, at December 31, 2008, previously granted to the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alan Trefler	—	—	—	—	—		—		—	—	—
Chairman and Chief Executive Officer

Craig Dynes	45,000	55,000	—	8.16	9/7/2016	(1)	6,400	(6)	79,104	—	—
Chief Financial Officer and Senior Vice President	3,200 —	12,800 5,870	— —	12.00 11.88	12/13/2017 12/11/2018	(5) (5)	5,870 —	(6)	72,553 —	— —	— —

Douglas Kra	44,000	16,000	—	7.21	11/1/2014	(1)	6,400	(6)	79,104	—	—
Vice President of Global Services	20,000 3,200 —	— 12,800 5,870	— — —	8.67 12.00 11.88	12/8/2015 12/13/2017 12/11/2018	(2) (5) (5)	5,870 — —	(6)	72,553 — —	— — —	— — —

Edward Hughes	23,750	—	—	7.93	2/28/2009	(1)	—		—	—	—
Senior Vice President of Global Sales

Max Mayer	80,000	—	—	8.60	5/1/2014	(7)	6,400	(6)	79,104	—	—
Senior Vice President of Corporate Development	8,500 10,000 100,000 3,200 —	1,500 — — 12,800 5,870	— — — — —	6.20 7.115 8.67 12.00 11.88	8/9/2014 11/4/2014 12/8/2015 12/13/2017 12/11/2018	(1) (7) (2) (5) (5)	5,566 5,870 — — —	(4) (6)	68,796 72,553 — — —	— — — — —	— — — — —

Michael Pyle	50,000	—	—	18.5625	2/25/2010	(3)	6,400	(6)	79,104	—	—
Senior Vice President, Engineering	40,000 40,000 40,000 20,000 3,200 —	— — 10,000 — 12,800 4,700	— — — — — —	4.3830 4.1135 7.115 8.67 12.00 11.88	3/8/2011 4/18/2013 11/4/2014 12/8/2015 12/13/2017 12/11/2018	(3) (1) (1) (2) (5) (5)	6,050 4,700 — — — —	(4) (6)	74,778 58,092 — — — —	— — — — — —	— — — — — —

(1)	These stock options vest quarterly over a five-year period beginning on the date of grant.
(2)	These stock options vested fully upon the date of grant, December 8, 2005. The exercise price represented a 20% premium to the fair market value of our common stock on the grant date, measured as the average of the high and low trading price of the common stock on such date as reported on Nasdaq.
(3)	These stock options vest quarterly over a four-year period beginning on the date of grant.
(4)	Represents the named executive officer’s election of 50% of target incentive compensation under the Incentive Plan in the form of RSUs instead of cash.

(5)	These stock options vest on a five-year schedule, with 20% vesting after one year and the remaining 80% vesting in equal quarterly installments over the remaining four years.
(6)	Refers to RSUs, each of which represents the right to receive, following vesting, one share of common stock. The RSUs vest on a five-year schedule, with 20% vesting after one year and the remaining 80% vesting in equal quarterly installments over the remaining four years.
(7)	On April 6, 2005, the Board amended all options with exercise prices over $7.00 to vest immediately (excluding those options granted to the Company’s then-current Named Executive Officers).
(8)	Market value is calculated using the closing price of the Company’s common stock on December 31, 2008.

The following table sets forth certain information with respect to the options exercised by the Named Executive Officers during the fiscal year ended December 31, 2008.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alan Trefler Chairman and Chief Executive Officer	—	—	—	—

Craig Dynes Chief Financial Officer and Senior Vice President	—	—	1,600	$19,728

Douglas Kra Vice President of Global Services	20,000	$104,190	1,600	$19,728

Edward Hughes Senior Vice President of Global Sales	15,000	$105,450	—	—

Max Mayer Senior Vice President of Corporate Development	—	—	1,600	$19,728

Michael Pyle Senior Vice President, Engineering	100,000	$478,333	1,600	$19,728

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, or “CD&A,” with management, and, based on such review and discussion, recommended to the Board of Directors the inclusion of the CD&A in this proxy statement.

Compensation Committee

James P. O’Halloran, Chairman

William W. Wyman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Compensation Committee were, at any time during 2008 or in the three prior years, an officer or employee of ours or any of our subsidiaries. None of them had any relationship with us during 2008 that was required to be disclosed under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

None of our executive officers served as a Director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, during 2008 there were no transactions involving more than $120,000, nor are any proposed, between us and any executive officer, Director, beneficial owner of 5% or more of our common stock or equivalents, or any immediate family member of any of the foregoing, in which any such persons or entities had or will have a direct or indirect material interest.

We have entered into employment offer letters with Messrs. Dynes and Kra that provide for a lump-sum payment of severance equal to six months of their then base salary in the event that their employment is terminated without cause. In addition, for Mr. Dynes, for each additional six months of employment following the first anniversary of his start date, the amount of severance shall be increased by one month of base salary up to a maximum total of twelve months.

Leon Trefler, the brother of our Chairman and Chief Executive Officer, is employed by the Company as Vice President, North America Sales. During 2008, Leon Trefler received base salary and sales commissions totaling $339,229 in consideration for his services to the Company.

Effective February 14, 2007, our Board of Directors has adopted a Related Person Transaction Policy, which can be found on the “Governance” section of our website at www.pega.com. The policy mandates that the Company enter into or ratify a related person transaction only when the Company’s Board of Directors, or a committee thereof, acting in accordance with the policy, determines that the transaction is either in, or is not inconsistent with, the best interest of the Company and its stockholders. A “related person transaction” for these purposes is defined in the policy to include any transaction or relationship (involving an amount expected to exceed $100,000) between the Company and an individual or entity defined as a “related person” in the policy. Approval or ratification of a related person transaction may be conditioned by the Board, or committee thereof, directing the related person or the Company to take certain actions to narrow the scope of the relationship, such as: requiring the related person to resign from, or change position within an entity involved in the related person transaction; assuring that the related person not be directly involved in negotiating the terms of the related person transaction; limiting the duration or magnitude of the related person transaction; or requiring that information about the related person transaction be documented and delivered to the Board or committee on an ongoing process. Following our adoption of this policy, the Board of Directors reviewed, approved and ratified all related person transactions that occurred between January 1, 2006 and February 14, 2007, which consisted only of the employment of Leon Trefler as discussed in the preceding paragraph.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to: (1) select and engage our independent registered public accounting firm; (2) serve as an independent and objective party to monitor our internal controls over financial reporting and disclosure controls; (3) review and appraise the audit efforts of our independent registered public accounting firm and internal audit functions; (4) review the independent registered public accounting firm’s fees; (5) direct the operation of the Company’s hotline process for the reporting of concerns regarding questionable accounting or auditing matters; and (6) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board of Directors. The Audit Committee is also responsible for overseeing legal compliance matters, including our Code of Conduct.

The Audit Committee consists of three members, each of whom is independent (as defined by listing standards that govern companies, the shares of which are listed on Nasdaq). The Board of Directors has determined that the members of the Audit Committee satisfy the requirements of the SEC and Nasdaq as to independence, financial sophistication and expertise. In addition, the Board of Directors has determined that Mr. O’Halloran is an “audit committee financial expert” as defined by SEC rules. The Audit Committee operates under a written charter, approved by the Board of Directors, which was last amended in March 2009.

In fulfilling its oversight responsibilities regarding the Company’s 2008 financial statements, the Audit Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement of Auditing Standards No. 61 “Communication with Audit Committee,” including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of the independent registered public accounting firm regarding the reasonableness of those estimates.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee has received the written disclosure and the letter from the independent registered accounting firm required by the applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from management and Pegasystems, consistent with the applicable requirements of the Public Accounting Oversight Board.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for its audits in 2009. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits, the understanding of our internal controls, and the overall quality of our financial reporting. The Audit Committee also reviewed with our independent registered public accounting firm and management our significant tax positions. The Audit Committee held nine meetings during 2008.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008. The Audit Committee has also selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009.

Audit Committee

Steven F. Kaplan, Chairman

James P. O’Halloran

William W. Wyman

RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 of Notice)

Our Audit Committee has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2009. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2008. Although stockholder approval of the selection of Deloitte & Touche LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Deloitte & Touche LLP, independent registered public accounting firm, audited our financial statements for the fiscal years ended December 31, 2008 and December 31, 2007. The following table shows the fees for audit and other services provided by Deloitte & Touche LLP for 2008 and 2007.

	2008 (in thousands)	2007 (in thousands)
Audit fees (1)	$1,599	$1,870
Audit-related fees	—	—
Tax fees (2)	138	105
All other fees (3)	2	2

Total	$1,739	$1,977

(1)	Represents fees billed for professional services provided in connection with the audit of our financial statements, statutory audits and the reviews of quarterly reports on Form 10-Q for the applicable year.

(2)	Represents fees billed in the applicable year for tax compliance, tax advice and tax planning services.

(3)	Represents fees billed for the subscription to an online accounting research tool.

All audit and non-audit services provided by Deloitte & Touche LLP in 2008 and 2007 were pre-approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers, and the holders of more than 10% of our common stock, to file reports with the SEC disclosing their ownership of our stock and changes in such ownership. Officers, Directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of our records and written representations by persons required to file these reports, during 2008, all filing requirements under Section 16(a) were complied with in a timely fashion, except for a transaction involving Mr. Jones, a Director of the Company, in which the sale of 10,000 shares of Pegasystems Inc. common stock was not timely reported on a Form 4. This late filing was due to an administrative error.

OTHER MATTERS

We do not know of any other matters that will be brought before the Annual Meeting. If, however, other business is properly presented for consideration at the Annual Meeting, the persons named in the proxy card intend to vote in accordance with their judgment on such matters.

In order that your shares may be represented if you do not plan to attend the Annual Meeting, please submit your proxy via the Internet or by filling out, signing, dating and returning your proxy card promptly.

A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated.

By Order of the Board of Directors

Shawn Hoyt

General Counsel and Secretary

April 17, 2009

Appendix A

PEGASYSTEMS INC.

AUDIT COMMITTEE CHARTER

I.	PURPOSE

The primary purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes and the audits of the financial statements of the corporation.

The Committee will primarily fulfill this oversight responsibility by carrying out the activities enumerated in Section IV of this Charter. The Committee will report periodically to the Board of Directors (the “Board”) regarding the execution of its duties and responsibilities.

II.	COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence and experience requirements of the Nasdaq Stock Market, as applicable, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission. At least one member of the Committee shall qualify as an “audit committee financial expert”, as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board. The Board may, at any time and in its sole discretion, replace a Committee member. A Chairman shall be elected by the full Board.

III.	MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent accountants and management quarterly to review the corporation’s financial statements and the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s SEC reports consistent with Section IV below.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

1.             Review and update this Charter periodically, at least annually, as conditions dictate.

2.             Review and discuss with management the corporation’s annual financial statements, quarterly financial statements and all internal controls reports (or summaries thereof). Review other material reports on financial information (excluding tax returns and reports) submitted by the corporation to any government body, including management certifications as required by the Sarbanes-Oxley Act (Sections 302 and 906) and relevant reports rendered by the independent accountants (or summaries thereof) prepared by the corporation’s internal and external auditors.

3.             Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent accountants the 10-Q prior to its filing.

4. Review and discuss with management, including the CFO and the independent accounting firm, major changes in and other questions regarding accounting and auditing principles and procedures.

Independent Accountants

5.             Be directly responsible for the appointment, compensation, retention and oversight of the independent accounting firm employed by the corporation (including the resolution of disagreements between management and the independent accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Any such independent accounting firm shall report directly and have ultimate accountability to the Committee.

6.             On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the corporation consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the audit committee concerning independence. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact the independent accounting firm’s independence. The Committee shall take, or recommend that the Board take, appropriate action to oversee the independence of the independent accounting firm.

7.             On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement of Audited Standards (“SAS”) 71, as it may be modified or supplemented.

8.             Review and discuss with the independent accounting firm (outside of the presence of management) the matters described in SAS No. 61, including any difficulties the independent accounting firm encountered in the course of the audit work, any restrictions on the scope of the independent accounting firm’s activities or access to requested information, and any significant disagreements with management.

9.             To the extent required by Section 10A of the Exchange Act, pre-approve all non-audit services to be provided to the corporation by the independent accounting firm.

10.           Review and discuss with the independent accounting firm on a timely basis (i) all critical accounting policies and practices to be used, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of such alternative disclosures and treatments, and the treatment preferred by the independent accounting firm; and (iii) other material written communications between the independent accounting firm and management, such as any management letter or schedule of unadjusted differences.

Financial Reporting Processes

11.           In consultation with the independent accountants, review the integrity of the corporation’s financial reporting processes (both internal and external controls) and the internal control structure (including disclosure controls).

12.           Review and discuss with management and the Chief Compliance Officer the corporation’s internal system of audit and business and financial controls, and the results of internal audits.

13.           Consider the independent accountants’ judgments about the quality and appropriateness of the corporation’s accounting principles as applied in its financial reporting.

14.           Consider and approve, if appropriate, major changes to the corporation’s auditing and accounting principles and practices as suggested by the independent accounting firm or management.

15.           Establish procedures for (i) the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

Process Improvement

16.           Establish regular and separate systems of reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

17.           Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

18.           Establish hiring policies for employees or former employees of the corporation’s independent accounting firm employed by the corporation to ensure compliance with Section 10A(l) of the Exchange Act.

19.           Assure the regular rotation of the lead audit partner and the audit partner responsible for reviewing the audit as required by Section 10A(j) of the Exchange Act.

20.           Ascertain annually from the independent accounting firm whether the corporation has issues under Section 10A(b) of the Exchange Act.

Legal Compliance

21.           Review, with the corporation’s counsel, legal compliance matters (including corporate securities trading policies) reasonably likely to have a material affect on the corporation’s financial statements.

22.           Oversee the corporation’s Code of Conduct and have sole authority to grant requests presented to it for waivers of compliance with such code by directors and executive officers of the corporation.

23.           Review, with the corporation’s counsel, any legal matter that could have a significant impact on the corporation’s financial statements.

24.           Perform any other activities consistent with this Charter, the corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

V.	ADVISORS; FUNDING

The Committee shall have the authority to retain independent legal counsel and independent accountants and other advisors as it deems necessary and appropriate to carry out its duties and responsibilities hereunder. The corporation shall provide appropriate funding, as determined by the Committee, for payment of (i) compensation to the independent accounting firm employed by the corporation to render or issue an audit report, (ii) compensation to the advisors referred to in the immediately preceding sentence employed by the Committee and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out it duties.

Appendix B

PEGASYSTEMS INC.

COMPENSATION COMMITTEE CHARTER

Charter

A. Purpose

The purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to the compensation of the Company’s employees. The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

B.   Structure and Membership

1.   Number. The Compensation Committee shall consist of at least three members of the Board of Directors.

2.   Independence. Except as otherwise permitted by the applicable rules of the Nasdaq Stock Market, each member of the Compensation Committee shall be an “independent director” as determined in accordance with the applicable rules of the Nasdaq Stock Market.

3.   Chair. Unless the Board of Directors elects a Chair of the Compensation Committee, the Compensation Committee may elect a Chair by majority vote.

4.   Compensation. The compensation of Compensation Committee members shall be as determined by the Board of Directors.

5.   Selection and Removal. Members of the Compensation Committee shall be appointed by the Board of Directors at its annual organizational meeting, and thereafter upon the recommendation of the Nominating Committee. The Board of Directors may remove members of the Compensation Committee from such committee, with or without cause.

C.   Authority and Responsibilities

General

The Compensation Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management, in accordance with its business judgment.

Compensation Matters

1.   Executive Officer Compensation. The Compensation Committee shall review and approve executive officer (including CEO) compensation, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits and other forms of executive officer compensation.

2.   Plan Recommendations and Approvals. The Compensation Committee shall periodically review and make recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans as well as the number of options to be reserved each fiscal year for grant to employees.

3.   Incentive Plan Administration. The Compensation Committee shall exercise all rights, authority and functions of the Board of Directors under all of the Company’s stock option, stock incentive, employee stock purchase and other equity-based plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder; provided, however, that except as otherwise expressly authorized to do so by a plan or resolution of the Board of Directors, the Compensation Committee shall not be authorized to amend any such plan.

4.   Director Compensation. The Compensation Committee shall periodically review and make recommendations to the Board of Directors with respect to director compensation, including director compensation guidelines.

5.   Compensation Discussion and Analysis. The Compensation Committee shall review and discuss with management the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K to be included where necessary in the Company’s Annual Report on Form 10-K and/or a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting) and, based on such review and discussion, determine whether to recommend to the Board of Directors that the CD&A be included in such filing(s).

6.   Compensation Committee Report on Executive Compensation. The Compensation Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 407(e)(5) of Regulation S-K.

7.   Additional Powers. The Compensation Committee shall take such other action with respect to compensation matters as may be delegated from time to time by the Board of Directors.

D.   Procedures and Administration

1.   Meetings. The Compensation Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Compensation Committee shall keep such records of its meetings as it shall deem appropriate.

2.   Subcommittees. The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances (including (a) a subcommittee consisting of a single member and (b) a subcommittee consisting of at least two members, each of whom qualifies as a “non-employee director”, as such term is defined from time to time in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), and an “outside director”, as such term is defined from time to time in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder).

3.   Reports to Board. The Compensation Committee shall report regularly to the Board of Directors.

4.   Charter. The Compensation Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.   Consulting Arrangements. The Compensation Committee may retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and shall have authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to commission compensation surveys or studies as the need arises. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such consultants as established by the Compensation Committee.

6.   Independent Advisors. The Compensation Committee shall have the authority to engage such independent legal, accounting and other advisors as it deems necessary to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Compensation Committee.

7.   Investigations. The Compensation Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Compensation Committee or any advisors engaged by the Compensation Committee.

8.   Self-Evaluation. The Compensation Committee shall periodically evaluate its own performance.

Appendix C

PEGASYSTEMS INC.

NOMINATING COMMITTEE CHARTER

CHARTER

A.	Purpose

The purpose of the Nominating Committee is to:

•	Identify individuals qualified to become Board members; and

•	Recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders.

B.	Structure and Membership

1.	Number. The Nominating Committee shall consist of such number of directors as the Board shall from time to time determine.

2.	Independence. Except as otherwise permitted by the applicable rules of the Nasdaq Stock Market, each member of the Nominating Committee shall be “independent” as defined by such rules.

3.	Chair. Unless the Board elects a Chair of the Nominating Committee, the Committee shall elect a Chair by majority vote.

4.	Compensation. The compensation of Nominating Committee members shall be as determined by the Board.

5.	Selection and Removal. Members of the Nominating Committee shall be initially appointed by the Board, and thereafter upon the recommendation of the Committee. The Board may remove members of the Nominating Committee from such Committee, with or without cause.

C.	Authority and Responsibilities

Board and Committee Membership

1.	Selection of Director Nominees. Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating Committee shall be responsible for (i) identifying individuals qualified to become Board members and (ii) recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the board.

2.	Criteria for Selecting Directors. The Board’s criteria for selecting directors are as set forth in Attachment A. The Nominating Committee shall use such criteria to guide its director selection process. The Committee shall be responsible for reviewing periodically with the Board, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole.

3.	Search Firms. The Nominating Committee shall have the authority to retain and terminate any search firm to be used to identify director nominees, including authority to approve the search firm’s fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

4.	Selection of Committee Members. The Nominating Committee shall be responsible for recommending to the Board the directors to be appointed to each committee of the Board.

D.	Procedures and Administration

1.	Meetings. The Nominating Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Nominating Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

3.	Reports to the Board. The Nominating Committee shall report regularly to the Board.

4.	Charter. The Nominating Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5.	Independent Advisors. The Nominating Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

6.	Self-Evaluation. The Nominating Committee shall periodically evaluate its own performance.

Attachment A

Criteria for Nomination as a Director

General Criteria

1.	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

2.	Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

3.	Nominees should have interest, ability and commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

4.	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominees’ ability to represent objectively the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

5.	Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

Application of Criteria to Existing Directors

The renomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above. In addition, the Nominating Committee shall consider the existing directors’ performance on the Board and any committee.

Criteria for Composition of the Board

The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote you proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 5, 2009.

Vote by Internet

•     Log on to the Internet and go to www.envisionreports.com/PEGA

•     Follow the steps outlined on the secured website.

Vote by telephone

•     Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•     Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Craig Conway	☐	☐	☐	02 - Peter Gyenes	☐	☐	☐	03 - Richard H. Jones	☐	☐	☐
04 - Steven F. Kaplan	☐	☐	☐	05 - James P. O’Halloran	☐	☐	☐	06 - Alan Trefler	☐	☐	☐
07 - William W. Wyaman	☐	☐	☐

	For	Against	Abstain
2. To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009.	☐	☐	☐	3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Non-Voting Items Change of Address — Please print new address below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Pegasystems Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2009 Annual Meeting of Stockholders

The undersigned stockholder of Pegasystems Inc., a Massachusetts corporation (“Pegasystems”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 17, 2009 and hereby appoints Alan Trefler and Craig Dynes, or any one or more of them, proxies and attorneys-in-fact with full power of substitution to each other for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the common stock of the undersigned in Pegasystems at the Annual Meeting of its Stockholders to be held June 5, 2009 at One Main Street, Cambridge, Massachusetts at 9:30 a.m., local time, or any adjournment or postponement thereof. Any of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1 AND 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL NOS. 1 AND 2.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.